PROXY STATEMENT OF PHILLIP GOLDSTEIN, A STOCKHOLDER OF THE NEW
GERMANY FUND, INC., IN OPPOSITION TO THE SOLICITATION BY THE
BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS (To be held on June 20, 2006)

I, Phillip Goldstein, a stockholder of The New Germany Fund, Inc. (the ?Fund?), am sending this proxy statement and the enclosed GREEN proxy card to stockholders of record as of April 21, 2006 of the Fund. I am soliciting a proxy to vote your shares at the Annual Meeting of Stockholders of the Fund (the ?Meeting?). Please refer to the Fund?s proxy soliciting material for additional information concerning the Meeting and the matters to be considered by stockholders including the election of directors.

This proxy statement and the enclosed GREEN proxy card are first being sent to stockholders of the Fund on or about May --, 2006.

INTRODUCTION

There are five matters that will be voted upon at the Meeting:
(1) the election of three directors; (2) ratification of the appointment of the independent auditors; (3) a proposal to terminate the investment advisory agreement between Deutsche Asset Management International GmbH and the Fund, (4) a proposal to formalize the right of shareholders to nominate and elect the Fund?s directors; and (5) a proposal that stockholders be afforded an opportunity to realize net asset value (?NAV?) for their shares as soon as practicable. I am soliciting a proxy to vote your shares FOR the election of my nominees, and FOR each of the proposals.

How Proxies Will Be Voted

If you return a GREEN proxy card in the enclosed envelope, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of my nominees and FOR each proposal. If you return a GREEN proxy card, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting. The board of directors has adopted a bylaw that requires nominees to meet onerous qualifications which my nominees do not meet. I believe these qualifications constitute an improper constraint by the board on the right of stockholders to elect directors. A lawsuit has been filed challenging validity of the qualifications bylaw and pending the outcome of that lawsuit, there is a question as to whether votes for my nominees will be counted.

Voting Requirements

The presence in person or by proxy of at least one-third of the Fund?s outstanding shares shall constitute a quorum. The three nominees receiving the greatest number of votes cast will be elected directors. Proposal 2 requires the affirmative vote of the lesser of (a) 67% or more of the shares present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, and (b) more than 50% of the outstanding shares of the Fund. Abstentions and broker non-votes will have the same effect as votes against the proposal. Each of the other proposals requires the affirmative vote of a majority of the votes cast at the Meeting for approval.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the Meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

I, Phillip Goldstein, the soliciting stockholder, am an investment advisor. Currently, my clients, clients of my affiliates, and I beneficially own ----------- shares of the Fund, of which approximately ----------- shares were bought in 2005 and approximately ---------- shares were bought in 2004. Approximately shares have been sold since ------------, 2005.

REASONS FOR THE SOLICITATION

In 2000, the board adopted a preclusive bylaw establishing qualifications for director that are obviously intended to perpetuate the board?s control over the Fund. A shareholder lawsuit has been filed challenging the validity of that bylaw and the results of last year?s annual meeting. Recently, a federal judge denied the Fund?s motion to dismiss the lawsuit, stating: ?The Court must assume that . . . the Board's application of the Bylaw together with the execution of its June 2005 election would impact ?fair voting procedures.? Moreover, the Court must assume, in the present context, that the application of the Director Qualification Bylaw was ?clearly unreasonable.?? Based on that ruling, we are optimistic that the shareholders will ultimately prevail in the lawsuit.

Last year, we conducted a proxy contest that we believe, if not for the board?s refusal to waive the qualifications bylaw, would have resulted in our slate of directors being elected and our open-ending proposal being adopted by a 71% to 29% margin.
Since November 2005, we have tried several times to reach out to the board in an attempt to resolve the litigation and to avert another proxy contest but the board has refused to meet with us. In view of the board?s intransigence, it appears we have no choice but to pursue another proxy contest.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, I intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. No nominee has any arrangement or understanding with any person with respect to employment by or transactions with the Fund or any affiliate of the Fund. I do not know of any material conflicts of interest that would prevent any of my nominees from acting in the best interest of the Fund. Please refer to the Fund?s proxy soliciting material for additional information concerning the election of directors.

Brad Orvieto (49), 10824 NW 2nd Street, Plantation, Florida 33324 Founded Horizon Financial Group, a Financial Planning and Investment Advisory firm, 1985. Horizon Financial Group merged with Strategic Asset Management Group, 1997. Mr. Orvieto?s firm?s practice consists of investment management consulting for high net worth individuals, municipal and corporate pension funds and non-profit organizations. He has been a director of Equus II, a business development company, since 2003.

Lawrence J. Goldstein (70), Santa Monica Partners, L.P., 1865
Palmer Avenue,
Larchmont New York 10538
For the past 24 years Mr. Goldstein has been the President and founder of SMP Asset Management, LLC, the General Partner of Santa Monica Partners, LP, and President of Santa Monica Partners Asset Management LLC, Santa Monica Partners Opportunity Fund LP, and Santa Monica Partners II LP. These investment partnerships have a long-term value focus. Mr. Goldstein is a director of Advanced Processing & Imaging and has served as a director of many small public companies including American Locker Group, Inc., FRMO Corp, Initio Inc., SBM Industries, and Starstruck Ltd.

Richard J. Shaker (64),1094 Magothy Circle, Annapolis, MD 21409 Mr. Shaker earned a Ph.D. in mathematics from the University of Chicago in 1968. He worked at the National Security Agency from1968-1994 as a mathematician and executive and from 1991 to 1994 as Chief of Mathematical Research. He has been a principal of Shaker Financial Services, a financial advisory firm since 1995.

None of the above nominees owns any shares of the Fund except for Mr. Orvieto who owns 1,900 shares. My wife and I jointly own ------- shares in street name and I own 1,511 shares in an IRA account. I have sole or shared voting and/or disposal authority for an additional --------- shares that are beneficially owned by my clients. There are no definitive arrangements or understandings between any of our nominees and me or my affiliates. Each nominee has consented to serve if elected.

PROPOSAL 2: TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
AUDITORS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2006

In the absence of contrary instructions, the proxy holders will vote your shares FOR this proposal.

PROPOSAL 3:  THE INVESTMENT ADVISORY AGREEMENT BETWEEN DEUTSCHE
ASSET MANAGEMENT INTERNATIONAL GMBH AND THE FUND SHALL BE
TERMINATED.

In the absence of contrary instructions, the proxy holders will vote your shares FOR this proposal.

PROPOSAL 4:  NOTWITHSTANDING ANY PROVISION OF THE FUND'S BYLAWS
TO THE CONTRARY, AT ANY MEETING OF SHAREHOLDERS (1) ANY
BENEFICIAL OR REGISTERED SHAREHOLDER OF THE FUND SHALL BE
ENTITLED TO MAKE NOMINATIONS FOR THE BOARD OF DIRECTORS AND (2)
THE SHAREHOLDERS MAY VOTE FOR AND ELECT AS DIRECTORS ANY PERSONS
SO NOMINATED.

The purpose of this ?ballot access? proposal is to nullify any impediments to a democratic election for directors including the so called qualifications bylaw. In the absence of contrary instructions, the proxy holders will vote your shares FOR this proposal.

PROPOSAL 5:  A RECOMMENDATION THAT STOCKHOLDERS OF THE FUND BE
AFFORDED AN OPPORTUNITY TO REALIZE NET ASSET VALUE FOR THEIR
SHARES AS SOON AS PRACTICABLE

Open-ending the Fund or a self-tender offer will allow stockholders to realize NAV for their shares. However, either action may also have adverse effects such as increasing the Fund?s expense ratio or the percentage of assets held in illiquid investments. If adopted, this proposal will not be binding on the board. Moreover, if my nominees, who are committed to its implementation if it is adopted by stockholders, are elected, they will constitute a minority of the board. In the absence of contrary instructions, the proxy holders will vote your shares FOR this proposal.

THE SOLICITATION

I, Phillip Goldstein, the soliciting shareholder, am making this solicitation. Persons affiliated with or employed by me or my affiliates may assist me in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will bear all of the expenses related to this proxy solicitation. Because I believe that all shareholders will benefit from this solicitation, I intend to seek reimbursement of my expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of my solicitation expenses which I estimate will be $35,000.

DATED: May --, 2006




PROXY CARD

Proxy Solicited in Opposition to the Board of Directors of The
New Germany Fund, Inc. by Phillip Goldstein for the 2006 Annual
Meeting of Shareholders

The undersigned hereby appoints Rajeev Das, Andrew Dakos and Phillip Goldstein and each of them, as the undersigned?s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The New Germany Fund, Inc. (the ?Fund?) on June 20, 2006, (the ?Meeting?), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an ?x? in the appropriate
[  ].)

1. ELECTION OF TWO DIRECTORS

[ ] FOR BRAD ORVIETO				 [ ] WITHHOLD AUTHORITY

[ ] FOR LAWRENCE J. GOLDSTEIN		 [ ] WITHHOLD AUTHORITY

[ ] FOR RICHARD J. SHAKER			 [ ] WITHHOLD AUTHORITY

2. TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

FOR [   ]     	        		AGAINST [   ]
	ABSTAIN [   ]

3.  THE INVESTMENT ADVISORY AGREEMENT BETWEEN DEUTSCHE ASSET
MANAGEMENT INTERNATIONAL GMBH AND THE FUND SHALL BE TERMINATED.

FOR [   ]     	        		AGAINST [   ]
	ABSTAIN [   ]

4. NOTWITHSTANDING ANY PROVISION OF THE FUND'S BYLAWS TO THE CONTRARY, AT ANY MEETING OF SHAREHOLDERS (1) ANY BENEFICIAL OR REGISTERED SHAREHOLDER OF THE FUND SHALL BE ENTITLED TO MAKE NOMINATIONS FOR THE BOARD OF DIRECTORS AND (2) THE SHAREHOLDERS MAY VOTE FOR AND ELECT AS DIRECTORS ANY PERSONS SO NOMINATED.

FOR [   ]     	        		AGAINST [   ]
	ABSTAIN [   ]

5. A RECOMMENDATION THAT STOCKHOLDERS OF THE FUND BE AFFORDED AN
OPPORTUNITY TO REALIZE NET ASSET VALUE FOR THEIR SHARES AS SOON
AS PRACTICABLE.
FOR [   ]     	        		AGAINST [   ]
	ABSTAIN [   ]

Please sign and date below. Unless the board refuses to allow your shares to be voted as directed, they will be so voted. If no direction is made, this proxy will be voted FOR the election of the nominees named above and FOR each Proposal. The undersigned hereby acknowledges receipt of the proxy statement dated May --, 2006 of Phillip Goldstein and revokes any proxy previously executed. (Important - Please be sure to enter date.)



SIGNATURE(S)___________________________________  Dated:
_______________